Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-110150 on Form S-3 and Registration Statement Nos. 333-19007, 333-27935, 333-35059, 333-57977, 333-57979, 333-40666, 333-40664, 333-40658, 333-100055 and 333-109257 on Form S-8 of Hughes Supply, Inc., of our report on the consolidated financial statements of Century Maintenance Supply, Inc. and subsidiaries as of and for the year ended December 31, 2002, dated March 7, 2003, except for the first paragraph of Note 9, as to which the date is March 17, 2003; the second paragraph of Note 9, as to which the date is May 12, 2003; and the third paragraph of Note 9, as to which the date is December 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting to conform with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) included in the Current Report on Form 8-K/A of Hughes Supply, Inc. dated December 19, 2003.

/s/ Deloitte & Touche LLP

Houston, Texas

January 8, 2004